EXHIBIT 99.4
CENVEO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 30, 2007, Cenveo, Inc. (the “Company” or “Cenveo”) acquired all of the stock of Commercial Envelope Manufacturing Co., Inc. and Subsidiaries and its interest in an Affiliate (“Commercial Envelope”). The total cash consideration in connection with the Commercial Envelope acquisition was approximately $218.0 million, including approximately $3.8 million of related expenses. The Company financed the acquisition of Commercial Envelope with a new $175.0 million senior unsecured loan and borrowings under its existing credit facilities.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to the acquisition of Commercial Envelope and the related increased debt as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 was derived by adding the financial results from Cenveo’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2007, which is included in Cenveo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the United States Securities and Exchange Commission (the “SEC”) on November 8, 2007 (the “Form 10-Q”), and Commercial Envelope’s historical unaudited combined statement of income for the eight months ended August 29, 2007 and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was derived by adding Cenveo’s historical audited consolidated statement of operations for the year ended December 31, 2006, which is included in Cenveo’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006 filed with the SEC on June 26, 2007 (the “Form 10-K”), and Commercial Envelope’s audited combined statement of income for the year ended February 3, 2007 and give effect to the unaudited pro forma adjustments necessary to account for the acquisition.

The Commercial Envelope acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, the operating results of Commercial Envelope have been included in Cenveo’s operating results since the closing of the transaction on August 30, 2007.

The pro forma adjustments related to the Commercial Envelope acquisition include an estimate of the interest expense related to the increased debt resulting from the acquisition and income taxes. In addition, Cenveo performed a preliminary assessment of the purchase price allocations by identifying intangible assets and estimating the fair market value of intangible and tangible assets, including customer relationships, trademarks/tradenames, property, plant and equipment and operating leases. Cenveo also made adjustments to certain assets and liabilities to present them at their estimated fair value. See the Form 10-Q for the preliminary purchase price allocation. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial information and Cenveo’s future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of Commercial Envelope that existed on the date of completion of the acquisition.

The unaudited pro forma condensed combined financial information is presented solely for illustrative purposes and is not necessarily indicative of the combined financial position or operating results that would have been achieved had the acquisition occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future. The unaudited pro forma condensed combined financial information is based on, and should be read together with: (i) Cenveo’s consolidated financial statements as of and for the year ended December 31, 2006, which are included in the Form 10-K, and Cenveo’s condensed consolidated financial statements as of and for the three and nine months ended September 30, 2007, which are included in the Form 10-Q; and (ii) Commercial Envelope’s audited combined financial statements as of and for the year ended February 3, 2007 and Commercial Envelope’s unaudited condensed combined financial statements as of and for the three months ended May 5, 2007, which are included in this Form 8-K/A as exhibits.

CENVEO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 NINE MONTHS ENDED SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical Cenveo (1)	Historical Commercial Envelope (2)	Pro Forma Adjustments		Pro Forma
Net sales	$1,462,275	$104,600	$(2,948	)(a)	$1,563,927
Cost of sales	1,166,483	72,926	1,587	(b)	1,240,996
Selling, general and administrative	168,173	21,768	(8,794	)(c)	181,147
Amortization of intangible assets	7,245	-	1,548	(d)	8,793
Restructuring and impairment charges	32,094	-	-		32,094
Operating income	88,280	9,906	2,711		100,897
Gain on sale of non-strategic business	(189)	-	-		(189)
Interest expense, net	63,091	1,156	12,550	(e)	76,797
Loss on early extinguishment of debt	9,256	-	-		9,256
Other expense, net	2,068	20	-		2,088
Income (loss) from continuing operations before income taxes	14,054	8,730	(9,839)		12,945
Income tax expense (benefit)	4,698	3,562	(4,014	)(f)	4,246
Income (loss) from continuing operations	$9,356	$5,168	$(5,825)		$8,699
Income from continuing operations per share – basic:	$0.18				$0.16
Income from continuing operations per share – diluted:	$0.17				$0.16
Weighted average shares – basic	53,545				53,545
Weighted average shares – diluted	54,614				54,614

(1)	The “Historical Cenveo” column represents the unaudited condensed consolidated statement of operations of Cenveo for the nine months ended September 30, 2007, as reported in the Form 10-Q.
(2)	The “Historical Commercial Envelope” column represents the unaudited combined statement of income of Commercial Envelope for the eight months ended August 29, 2007.

See Notes to this Unaudited Pro Forma Condensed Combined Statement of Operations.

CENVEO, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2007

(a)	Represents an adjustment to eliminate sales from Commercial Envelope to a subsidiary of the Company acquired in 2007.
(b)
Includes adjustments: (i) of approximately $5.0 million to conform the presentation of shipping related costs to Cenveo’s financial statement presentation, (ii) related to the elimination of Cenveo’s cost of sales related to adjustment (a) above of approximately $(2.9) million, (iii) for a non-recurring charge of approximately $(0.6) million resulting from the write-up of inventories to their estimated fair values in purchase accounting, and (iv) for increased depreciation of approximately $0.1 million related to the preliminary estimated fair value of property, plant and equipment of approximately $36.8 million.  The fair values and useful lives assigned to property, plant and equipment are based on a preliminary valuation and are subject to change based upon completion of Cenveo’s final valuation analysis.

(c)
Includes adjustments: (i) of approximately $(5.0) million to conform the presentation of shipping related costs to Cenveo’s financial statement presentation, (ii) to reduce compensation expenses by approximately $(2.7) million based on employment agreements pursuant to the acquisition agreement, and (iii) of approximately $(1.1) million for costs related to leased assets not acquired in the acquisition.

(d)
Represents amortization related to the preliminary fair value of intangible assets for customer relationships acquired of approximately $36.0 million, over their estimated weighted average lives of approximately 15 years. The fair values and useful lives assigned to customer relationships are based on a preliminary valuation and are subject to change based upon completion of Cenveo’s final valuation analysis.

(e)
Includes adjustments to interest expense as follows: (i) an increase of approximately $13.1 million related to approximately $215.0 million of additional debt Cenveo incurred on the acquisition of Commercial Envelope at a current weighted average interest rate of 9.1%, (ii) a reduction of approximately $(0.3) million related to the retirement and extinguishment of certain of Commercial Envelope’s debt with the above debt proceeds, and (iii) a reduction of approximately $(0.2) million related to a deferred compensation plan not assumed in the acquisition. A 1/8% change in interest rate would change interest expense by approximately $0.2 million.

(f)	Represents the estimated income tax effect of the above adjustments at a statutory rate of 40.8%.

CENVEO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical Cenveo (1)	Historical Commercial Envelope (2)	Pro Forma Adjustments		Pro Forma
Net sales	$1,511,224	$159,549	$-		$1,670,773
Cost of sales	1,208,500	107,625	8,952	(a)	1,325,077
Selling, general and administrative	189,476	35,407	(16,224	)(b)	208,659
Amortization of intangible assets	5,473	-	2,323	(c)	7,796
Restructuring and impairment charges	41,096	-	-		41,096
Operating income	66,679	16,517	4,949		88,145
Loss on sale of non-strategic businesses	2,035	-	-		2,035
Interest expense, net	60,980	1,476	18,892	(d)	81,348
Loss on early extinguishment of debt	32,744	-	-		32,744
Other income, net	(78)	-	-		(78)
(Loss) income from continuing operations before income taxes	(29,002)	15,041	(13,943)		(27,904)
Income tax (benefit) expense	(7,177)	5,826	(5,688	)(e)	(7,039)
(Loss) income from continuing operations	$(21,825)	$9,215	$(8,255)		$(20,865)
Loss from continuing operations per share – basic and diluted:	$(0.41)				$(0.39)
Weighted average shares – basic and diluted	53,288				53,288

1.	The “Historical Cenveo” column represents the audited consolidated statement of operations of Cenveo for the year ended December 31, 2006, as reported in the Form 10-K.
2.	The “Historical Commercial Envelope” column represents the audited combined statement of income of Commercial Envelope for the year ended February 3, 2007, derived from Exhibit 99.3.

See Notes to this Unaudited Pro Forma Condensed Combined Statement of Operations.

CENVEO, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

(a)
Includes adjustments: (i) of approximately $8.4 million to conform the presentation of shipping related costs to Cenveo’s financial statement presentation, and (iii) for increased depreciation of approximately $0.6 million related to the estimated fair value of property, plant and equipment of approximately $36.8 million.  The fair values and useful lives assigned to property, plant and equipment are based on a preliminary valuation and are subject to change based upon completion of Cenveo’s final valuation analysis.

(b)
Includes adjustments: (i) of approximately $(8.4) million to conform the presentation of shipping related costs to Cenveo’s financial statement presentation, (ii) to reduce compensation expenses by approximately $(5.4) million based on employment agreements pursuant to the acquisition agreement, and (iii) of approximately $(1.8) million for costs related to leased assets not acquired in the acquisition.

(c)
Represents amortization related to the preliminary fair value of intangible assets for customer relationships acquired of approximately $36.0 million, over their estimated weighted average lives of approximately 15 years. The fair values and useful lives assigned to customer relationships are based on a preliminary valuation and are subject to change based upon completion of Cenveo’s final valuation analysis.

(d)
Includes adjustments to interest expense as follows: (i) an increase of approximately $19.6 million related to approximately $215.0 million of additional debt Cenveo incurred on the acquisition of Commercial Envelope at a current weighted average interest rate of 9.1%, (ii) a reduction of approximately $(0.4) million relating to the retirement and extinguishment of certain of Commercial Envelope’s debt with the above debt proceeds, and (iii) a reduction of approximately $(0.3) million related to a deferred compensation plan not assumed in the acquisition. A 1/8% change in interest rate would change interest expense by approximately $0.3 million.

(e)	Represents the estimated income tax effect of the above adjustments at a statutory rate of 40.8%.